EXHIBIT 10.65

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

HEISKELL PURCHASING AGREEMENT

This Heiskell Purchasing Agreement is made and entered into this 9th  day of March 2011 (this "Agreement") by and between AE Advanced Fuels Keyes, Inc. (a Delaware Company) is a wholly-owned subsidiary of AE Biofuels, Inc. (a Nevada Company). ("AEAF KEYES"), and J. D. Heiskell Holdings, LLC, a California limited liability company doing business as J.D. Heiskell & Co ("HEISKELL").

WI T N E S S E T H:

WHEREAS, AEAF KEYES would like to utilize the services of HEISKELL to purchase and then resell the Wet Distiller's Grains with Solubles (hereinafter referred to as "WDGS"), Syrup (the concentrated liquid solubles remaining after production of WDGS) ("Syrup"), and Denatured Ethanol (hereinafter referred to as "Ethanol") from its ethanol plant located near Keyes, California (the "Plant"); and

WHEREAS, HEISKELL is in the business of marketing animal feed, including WDGS, Ethanol and Syrup in the United States; and

WHEREAS, the parties desire to enter into and execute this Agreement for the purpose of setting forth agreed upon terms and conditions for the marketing of WDGS, Syrup and Ethanol from the Plant.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties agree as follows:

I.              First Purchasing Rights. AEAF KEYES gives HEISKELL exclusive rights to purchase WDGS, Syrup, and Ethanol produced from the Plant.

2.             Services Provided. HEISKELL will provide to AEAF KEYES the following services:

A.       WDGS and Syrup. AEAF KEYES shall establish the price for WDGS and Syrup to be Purchased by HEISKELL [***] from the Plant. HEISKELL will purchase WDGS and Syrup from AEAF KEYES [***] and then sell WDGS and Syrup at a price determined by AEAF Keyes and agreeable by Heiskell to customers that meet its credit and delivery requirements. AEAF KEYES shall notify HEISKELL of the approximate volume available for purchase by HEISKELL.

B.        Ethanol. HEISKELL will sell all Ethanol produced by AEAF KEYES to Kinergy or other ethanol purchasers designated by AEAF KEYES (as to each, an "Ethanol Purchaser") on [***] credit terms provided the Ethanol Purchaser meets HEISKELL'S credit and delivery requirements; it being agreed that Kinergy meets such requirements as of the date hereof. HEISKELL will purchase all Ethanol produced by AEAF KEYES [***]. HEISKELL will pay to AEAF KEYES [***]. All such sales to Kinergy as an Ethanol Purchaser will be on a [***]payment basis (i.e. payment will be due to Heiskell for all Ethanol sold to Kinergy as the Ethanol Purchaser [***] after shipment).

C.       Marketing of WDGS and Syrup. HEISKELL shall use its best efforts to market and sell all WDGS and Syrup production from the Plant in an economical manner and so as to allow AEAF KEYES to clear WDGS and Syrup storage. All sales made by HEISKELL shall be on HEISKELL contracts, with HEISKELL responsible for invoicing, credit management, and logistics. HEISKELL agrees that A.L. Gilbert ("GILBERT") will be the primary customer and exclusive marketer for the WDGS. AEAF Keyes may direct HEISKELL to sell all of the WDGS to GILBERT. As to any WDGS and Syrup not directed to GILBERT by AEAF KEYES, HEISKELL may also sell WDGS and Syrup to any customer that meets HEISKELL's credit and delivery requirements.

D.       Scheduling and Distribution. HEISKELL will be responsible for scheduling shipments of all of AEAF KEYES'S WDGS, Syrup and Ethanol marketed by HEISKELL. At the discretion of HEISKELL and the consent of AEAF KEYES, HEISKELL may allow customers or other marketers to utilize their own trucks to pick up WDGS, Syrup and Ethanol FOB the Plant. AEAF KEYES shall be responsible for loading and weighing all WDGS, Syrup and Ethanol placed into trucks provided by HEISKELL.

E.        Freight. Except when an approved customer or other marketer provides its own trucks, HEISKELL will arrange transportation for all Ethanol, WDGS and Syrup. HEISKELL will buy and sell Ethanol, [***].

F.        Customer Creditworthiness. HEISKELL will consult with AEAF KEYES before making forward contracts of WDGS, Syrup, or Ethanol sales for delivery terms [***].

G.       Title To and Risk of Loss. Title to and risk of loss of WDGS, Syrup, and Ethanol shall pass from AEAF KEYES to HEISKELL (I) upon loading of the truck in the case of WDGS and Syrup, and (ii) upon transfer into the Denatured Ethanol Storage Tank at AEAF KEYES's Plant (as defined in the Lease dated as of the date hereof between HEISKELL and AEAF KEYES) in the case of Ethanol

H.       Forward Contracts. HEISKELL is hereby authorized to enter into forward contracts ("Forward Contracts") regarding delivery of the WDGS, Syrup and Ethanol to be acquired hereunder. AEAF KEYES shall be liable to HEISKELL for losses incurred in connection with early termination of such Forward Contracts as a result of AEAF KEYES's default under this Agreement or the Related Agreements.

3.            Handling Fee and Marketing Incentive. [***].  HEISKELL AND AEAF KEYES will mutually establish a price for WDGS and Syrup. All such prices will be [***]. HEISKELL is responsible for invoicing, credit management, and logistics as outlined in Section 2.C. above. HEISKELL will establish a sales price to each customer that includes a maximum markup [***] to cover the costs and risks associated with transacting the WDG and Syrup sales to that specific customer..-GILBERT and Harris Feeding will have a handling fee [***]provided they pay for their respective purchases from Heiskell [***]. HEISKELL will agree to disclose to AEAF KEYES the delivered sales price for each load of WDGS and Syrup that it is allowed to market directly to Producers and other marketers. In the event AEAF KEYES determines in good faith that such markup is consistently higher than the market reflects, AEAF KEYES may give notice to HEISKELL that HEISKELL shall thereafter sell WDGS and Syrup to Producers and other marketers selected by and at a price determined by AEAF KEYES; provided, however, that (i) such Producers and other marketers meet HEISKELL's credit and delivery requirements and (ii) HEISKELL receives a fee, as agreed between AEAF KEYES and HEISKELL, sufficient to compensate HEISKELL for the costs of providing such services to AEAF KEYES and effecting such sales.

4.             Payment. HEISKELL shall make payment to AEAF KEYES for all WDGS and Syrup produced by the AEAF KEYES plant, and for all ethanol delivered into the denatured ethanol tank at AEAF KEYES pursuant to this Agreement [***]. HEISKELL and AEAF KEYES each will have obligations to the other resulting from (i) the sale of corn by HEISKELL to AEAF KEYES and the handling services of HEISKELL and other obligations of AEAF KEYES under the Corn Procurement and Working Capital Agreement, dated as of the date hereof (the "Corn Procurement Agreement"), between AEAF KEYES and HEISKELL, and (ii) payment obligations under this Agreement, including without limitation obligations related to the purchase of Ethanol, WDGS and Syrup (as defined herein), handling and marketing services, performance guarantees from customers and the provision of consulting services. The parties agree that, subject to the Credit Limit set forth in Section 3.1 of the Corn Procurement Agreement, all such amounts shall be subject to [***] net settlement procedures whereby all amounts owing under such contracts from one party to the other will be calculated and the party with a negative balance based on such settlement calculation will pay the net settlement amount due to the other party in immediately available funds [***], provided such net settlement amount is greater than [***]. Amounts less than [***] will be retained as a payable for calculating the net settlement amount [***]. HEISKELL shall be responsible for calculating the net settlement amount [***]and forwarding a copy of the net settlement statement to AEAF KEYES electronically at the AEAF KEYES notice address shown in this Agreement. If AEAF KEYES does not object to the net settlement statement [***], such net settlement statement will be deemed conclusive between the parties absent manifest error.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.             Payment Offsets: Pursuant to Section 5, HEISKELL shall be entitled to offset the amount due HEISKELL for Corn (as defined in the Corn Procurement Agreement) against any amount due AEAF KEYES for Ethanol, WDGS, or Syrup acquired by HEISKELL.

6.             Insurance. Throughout the Term, HEISKELL and AEAF KEYES each agree:

A.      To procure and maintain for the benefit of themselves and the other party property and casualty insurance on an "occurrence" basis covering at least the cash value of the HEISKELL's facility and AEAF KEYES'S Plant.

B.       To procure and maintain for the benefit of themselves and the other party comprehensive commercial general liability insurance on an "occurrence basis" and contractual liability coverage [***] per occurrence, including, products liability coverage for products manufactured by HEISKELL and AEAF KEYES.

C.       To procure and maintain for the benefit of themselves and the other party vehicle liability insurance on an "occurrence basis" with limits [***] per occurrence.

D.      To procure and maintain for the benefit of themselves workers' compensation coverage that complies with all applicable requirements of California laws and regulations.

E.       Any liability insurance and workers compensation insurance maintained pursuant hereto will contain a blanket waiver of subrogation with respect to third parties. In the event such blanket waiver of subrogation is eliminated from any insurance coverage, the responsible party agrees to use its best efforts to procure a waiver of subrogation with respect to claims against the other party arising out of the relationship between HEISKELL and AEAF KEYES created pursuant to this Agreement.

F.       Each patty agrees to provide to the other party certificates of insurance evidencing the required coverage, fully paid in full force and effect. Each party agrees to name the other party as an additional insured on all insurance required by this Agreement, with the exception of worker's compensation insurance. The certificates of insurance to be provided by each party will provide that the insurance cannot be terminated without at least thirty (30) days prior written notice to the other party.

G.      All insurance required by this Agreement will be effected under valid and enforceable policies, in such forms and amounts as may from time to time be issued by insurers of recognized responsibility which are authorized to transact business in the State of California and that are reasonably acceptable to the parties. Upon the execution of this Agreement and thereafter not less than fifteen days prior to the expiration date of each policy furnished pursuant to this Agreement, each party will deliver to the other party the original of each policy required to be furnished pursuant to this Agreement (or, with the consent of the other party, in the case of comprehensive general liability insurance, a certificate of the insurer reasonably satisfactory to such other party) bearing a notation evidencing the payment of the premium or accompanied by other evidence of payment reasonably satisfactory to the other party.

H.      Each such policy or certificate therefore issued by the insurer will contain an agreement by the insurer that such policy will not be canceled without at least thirty (30) days prior written notice by registered mail to all named insureds.

I.        Each party will observe and comply with the requirements of all policies of public liability, fire and other policies of insurance insuring their respective facilities.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.             Independent Contractor. HEISKELL shall act as an independent contractor of AEAF KEYES and not act as agent or partner of, or joint venturer with, AEAF KEYES. Neither HEISKELL nor its employees shall be considered employees of AEAF KEYES, and neither party shall in any event be held liable or accountable for any obligations incurred by the other party other than as specified herein, it being specifically understood that the respective businesses of each of the parties shall be operated separate and apart from each other.

8.             Confidentiality/Employees. HEISKELL and AEAF KEYES shall cause their respective officers, directors, employees, and agents to maintain as confidential any trade secrets, technology, processes or proprietary business information which may be disclosed or acquired by either party in connection with this Agreement. The foregoing obligations shall survive any termination of this Agreement.

9.             Initial Term, Renewals, and Termination.

A.      Term. The initial term of this Agreement shall commence on the date that corn procured by Heiskell is delivered to the Gilbert Facility and shall end on the next December 31" ("Initial Term"). Each contract year shall begin on January I stand end on the next succeeding December 31''. This Agreement shall continue for the Initial Contract Year and for one (I) full contract year thereafter (the "Renewal Term"). This Agreement shall continue annually thereafter unless either party gives notice of termination as outlined in Section 9 B-E herein.

B.      Termination for Convenience by AEAF KEYES. In addition to its right of termination of HEISKELL's services as marketer for the WDGS and Syrup under Section 3 hereof, AEAF KEYES has the right to terminate this Agreement for convenience at any time by providing 180 days written notice to HEISKELL by registered mail.

C.      Termination at the end of the Initial Term. Either party has the right to tern1inate this Agreement for convenience at the end of the Initial Term and any Renewal Term by giving written notice by registered mail to tl1e other party of such termination as follows:

(I)       Notice of termination to be effective at the conclusion of the Initial Term shall be given 90 days prior to the expiration of the Initial Term;

(2)       Notice of termination to be effective at the conclusion of a Renewal Term shall be given 90 days prior to the expiration of a Renewal Term.

D.      Termination as a Result of Default. In addition to the termination provisions provided above in this Section 11, this Agreement may be terminated, without payment of any penalty, as follows:

(1)       if a party defaults in the payment of any amount when due under this Agreement or any Related Agreement (as defined in the Corn Procurement Agreement), and such default continues for a period [***] after written notice of such default has been given to the defaulting party by the other party; or

(2)      by either party, immediately without notice to the other party, if such other party shall have become bankrupt or insolvent, or entered into a composition with its creditors, or had a receiver appointed for its assets, or become the subject of any winding up of its business or any judicial proceeding relating to or arising out of its financial condition; or

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(3)      by either party, immediately upon notice to the other party, if such other party commits an act of fraud or theft with respect to the performance of its obligations under this Agreement; or

(4)      except as set forth in sub-section(!) above, by either party if the other party shall be in material breach of any of its obligations under this Agreement or ru1y Related Agreement and shall have failed to cure such breach within sixty (60) days after receiving written notice from the other party of the existence of such breach.

E.      Automatic Termination. Notwithstanding anything contained herein, this Agreement shall terminate automatically, without payment of any penalty, upon (i) the termination of the Com Procurement Agreement and (ii) the payment of ru1y amounts due hereunder.

10.          Arbitration. Any dispute arising out of or in com1ection with this Agreement, including a claim of breach of the tem1s hereof, shall be submitted to arbitration conducted by the National Grain and Feed Association of Washington D.C., U.S.A. ("NGFA"), in accordance with its Arbitration Rules then in existence. The parties hereby agree that the arbitration procedure provided for herein shall be the sole and exclusive method, other than informal discussions or negotiations, for resolving any and all questions, disputes, claims, and other matters arising out of or in com1ection with this Agreement. In the event any such dispute is not subject to arbitration under NGFA Rules, the parties agree to submit to non-binding mediation of the dispute before a mutually acceptable mediator prior to bringing suit. Costs of the mediator shall be split between the parties.

11.           Indemnification.

A.      HEISKELL agrees to defend, hold harmless and indemnify AEAF KEYES from any and all loss or damage, costs and expenses, including reasonable legal fees, incurred by AEAF KEYES from any claim or action asserted against, made or filed against AEAF KEYES claiming loss or injury of any nature whatsoever, resulting from HEISKELL's gross negligence or willful misconduct in HEISKELL's performance, or from HEISKELL's breach, of its obligations under this Agreement or the Related Agreements, subject to the provisions of Section 14 below. The foregoing indemnification obligation shall survive any termination of this Agreement.

B.       AEAF KEYES agrees to defend, hold harmless and indemnify HEISKELL from any and all loss or damage, costs and expenses, including reasonable legal fees, incurred by HEISKELL from any claim or action asserted against, made or filed against HEISKELL claiming loss or injury of any nature whatsoever, resulting from AEAF KEYES' negligence or willful misconduct in AEAF KEYES' performance, or from AEAF KEYES breach, of its obligations under, this Agreement or the Related Agreements subject to the provisions of Section 14 below. The foregoing indemnification obligation shall survive any termination of this Agreement.

12.           Applicable Law. The laws of the State of California shall govern the application and interpretation of this Agreement, excluding its conflict of laws rules.

13.           Prior Agreements/Amendments. This Agreement cancels and supersedes any and all prior agreements, oral or written, made between the parties hereto relating to the marketing of WDGS. It can only be modified by an agreement in writing signed by all applicable parties.

14.           Force Majeure. HEISKELL shall not be liable to AEAF KEYES for its failure to deliver services hereunder, and AEAF KEYES shall not be liable to HEISKELL for its failure to produce WDGS, Ethanol or Syrup when such failure shall be due to the failure of processing equipment, fires, floods, storms, weather conditions, strikes, lock outs, other industrial disturbance, riots, legal interference, governmental action or regulation, acts of terrorism, acts of God or public enemy, or, without limitation by enumeration, any other cause beyond HEISKELL's or AEAF KEYES's reasonable control; provided HEISKELL or AEAF KEYES shall promptly and diligently take such action as may be necessary and practicable under the then existing circumstances to remove the cause of failure and resume delivery of services or WDGS. The party seeking to invoke this provision shall provide notice within 48 hours or such other time as is reasonable under the circumstances. The party shall further notify the other party as to the time when the force majeure condition is no longer in effect.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

15.           Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same agreement.

16.           No Waiver. The failure of a party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Agreement will not be deemed a waiver by such party of its rights to such redress for a prior, concurrent or subsequent violation of the same or any other covenant or condition of this Agreement. Any waiver of any right or remedy must be in writing and signed by the party against which enforcement is sought.

17.           Notices. All notices required or permitted hereunder (with the exception of normal operational communications which will occur in any commercially reasonable manner) will be in writing and addressed to the recipient at the address set f01th at the end of this Agreement. Either party may change such address by providing the other with notice of such change in accordance with this section. All notices will be deemed given when delivered in person, transmitted by facsimile with confirmation of receipt or delivered by a recognized national, overnight courier service with signed acknowledgement of receipt.

18.           Successors and Assigns. Subject to the provision hereof, this Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns, and wherever a reference in this Agreement is made to either of the parties hereto such reference will be deemed to include, if applicable, also a reference to the legal representatives, successors and permitted assigns of such party, as if in every case so expressed. Except as a general collateral assignment of contract rights (as part of general intangibles) to its lenders, neither party will be permitted to assign its rights or obligations under this Agreement, in whole or in part, without the prior written consent of the other party (which such consent may not be unreasonably withheld or delayed).

19.           Representations and Warranties. Each party represents and warrants to the other party that i) it is duly-formed and in good standing in its state of formation; ii) it is qualified to do business in the State of California; iii) it has full power and authority to enter into, and to perfom1, this Agreement and the Related Agreements; iv) all necessary corporate action has been taken by the representing party to authorize the execution, delivery and performance of this Agreement and the Related Agreements; and v) the execution, delivery and performance of this Agreement and the Related Agreements by such representing party do not violate, or constitute a breach of any governmental requirement or any material indenture, contract or other instrument to which the representing party is a patty or by which the representing party or its assets are bound or to which its business is subject. Upon execution and delivery, this Agreement and the Related Agreements will constitute the legal and binding agreement of the representing party enforceable against such representing party in accordance with its terms.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written.

AE ADVANCED FUELS KEYES, INC.	J.D. HEISKELL HOLDINGS, LLC

By: /s/ Eric A. McAfee	By: /s/ Robert Hodgen
Name: Eric A. McAfee	Name: Robert Hodgen
Title: Chief Executive Officer	Title: VP – California Business Group

NOTICE ADDRESSES:	NOTICES ADDRESSES:

20400 Stevens Creek Blvd., Suite 700	116 W. Cedar Avenue
Cupertino, CA 95014	Tulare, CA 93274
Phone:	Phone:
Facsimile:	Facsimile:
Email:	Email: tregan@heiskell.com
Attention:	Attention: